Exhibit 99.1

THE COAST DISTRIBUTION SYSTEM, INC.

Quarterly Report on Form 10-Q
for the Quarter ended June 30, 2002

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Executive Officer of The Coast Distribution System, Inc. (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2002
    /s/     THOMAS R. MCGUIRE

    Thomas R. McGuire,
    Chairman and Chief Executive Officer